      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 1, 2003
                                          REGISTRATION STATEMENT NO. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                       ACTION PRODUCTS INTERNATIONAL, INC.
                       -----------------------------------
             (Exact name of registrant as specified in its charter)

              Florida                                  59-2095427
              -------                                  ----------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)


                                                   Robert L. Burrows, CFO
                                             Action Products International, Inc.
 390 N. Orange Ave., Suite 2185                390 N. Orange Ave., Suite 2185
     Orlando, Florida 32801                        Orlando, Florida 32801
         (407) 481-8007                               (407) 481-8007
-----------------------------------         ------------------------------------
(Address, including zip code, and           (Name, address, including zip code,
  telephone number, including area            and telephone number, including
  code, of registrant's principal             area code, of agent for service)
          executive offices)


                                   ----------

                                 With copies to:
                              James G. Smith, Esq.
                            Raice Paykin & Krieg, LLP
                         185 Madison Avenue, 10th Floor
                               New York, NY 10016
                                 (212) 725-4423

                                   ----------



     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] _____

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]_____

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                 Proposed        Proposed
                                                               Amount             Maximum         Maximum           Amount of
                                                                to be         Offering Price     Aggregate        Registration
Title of each Class of Securities Being Registered           Registered      Per Security(1)  Offering Price(1)       Fee
-------------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Warrants..........................   3,272,092           $2.00          $6,544,184
  Total......................................................................................   $6,544,184            $530(2)
===============================================================================================================================

(1) For purposes of calculating the registration fee for the common stock underlying the warrants, based on the highest exercise price of the warrants pursuant to Rule 457(g) under the Securities Act.

THIS REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8, MAY DETERMINE.


================================================================================

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    Subject to Completion, Dated July 1, 2003

PROSPECTUS

   3,272,092 Shares of Common Stock Underlying Common Stock Purchase Warrants

                       ACTION PRODUCTS INTERNATIONAL, INC.

                                   ----------

         On June 30, 2003, we made a distribution to our shareholders one warrant for each share of our common stock owned on June 12, 2003. Each warrant you own entitles you to purchase one share of our common stock at an exercise price of $2.00 per share. As a result of this warrant distribution, we may issue up to 3,272,092 shares of common stock upon exercise of the warrants.

         The warrants are exercisable until 5:00 p.m., New York City time, on June 11, 2004.

         Our common stock is listed on the Nasdaq SmallCap Market under the symbol "APII." On June 25, 2003, the last reported sale price of the common stock on the Nasdaq SmallCap Market was $1.90 share. There is currently no public market for our warrants and we do not anticipate that a public market for our warrants will develop.

                                   ----------

         The exercise of the warrants involves substantial risk. You should refer to the discussion of Risk Factors, beginning on page 7 of this prospectus.


                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is July   , 2003

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

Special Note Regarding Forward-Looking Statements.............................2

Where You Can Find More Information About Us..................................2

Prospectus Summary............................................................3

Risk Factors..................................................................7

Use of Proceeds..............................................................12

The Warrants.................................................................12

Legal Matters................................................................17

Experts......................................................................17

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus.

         References in this prospectus to "we", "us", "our", "our company" and similar terms means Action Products International, Inc., a Florida corporation.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements under "Prospectus Summary," "Risk Factors" and elsewhere in this prospectus are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of those terms or other comparable words. We believe that the expectations reflected in the forward-looking statements are reasonable, but we cannot guarantee future results, levels of activity, performance, or achievements. We do not promise to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file with the Commission at the Public Reference Room at the Commission, located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information concerning the Public Reference Room. The Commission also makes these documents and other information available on its web site at http://www.sec.gov.

         We have filed with the Commission a registration statement on Form S-3 under the Securities Act of 1933, as amended, relating to the common stock offered by this prospectus. This prospectus is a part of the registration statement but does not contain all of the information in the registration statement and its exhibits. For further information, we refer you to the registration statement and its exhibits.

         The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to another document we have filed with the Commission. The information incorporated by reference is an important part of this prospectus and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following:

     o our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed with the Commission on March 26, 2003, as amended on March 31, 2003;
     o    our Proxy Statement filed with the Commission on May 7, 2003;
     o our Quarterly Report on Form 10-QSB for the quarter year ended March 31, 2003 filed with the Commission on April 30, 2003;
     o any future filings we make with the Commission until we sell all of the common stock offered by us by this prospectus.

     You may request a copy of these filings, at no cost, by writing or telephoning us at Action Products International, Inc., Attn: Investor Relations, 390 N. Orange Ave., Suite 2185, Orlando, Florida 32801, (407) 481-8007,
extension 723 or 718.

                               PROSPECTUS SUMMARY

                     Questions and answers about our company

What do we do?

         We are a brand-focused, educational toy company. We design, manufacture and market a diversified portfolio of educational and non-violent brands of toy products, to various retailing channels such as toy stores, specialty retailers, education outlets, museums, and attractions in the United States and throughout the world. Our revenues for the twelve months ended December 31, 2002 and the three months ended March 31, 2003 were approximately $6,429,000 and $1,385,000, respectively. We incurred net losses for the twelve months ended December 31, 2002 and the three months ended March 31, 2003 of approximately $1,306,000 and $130,000, respectively.

         We were originally incorporated, and began our operations, in New York in 1977, and relocated and re-incorporated in Florida in 1980 as a distributor of education oriented toys and children's books, stationery and souvenirs, supplying museum gift shops. Under new executive leadership, a new business model was developed and implemented. From 1997 through 2002 we successfully developed or acquired and brought to market a core portfolio of proprietary branded product lines to replace sales of divested non-core lines. Our first internally-developed proprietary toy brand, Space Voyagers(R), generated approximately $1.0 million in its first full year on the market. During the past three fiscal years, we have continued to develop other new proprietary products through internal development, licensing and acquisition. In October 2002 we began shipping our newest brand, Jay Jay The Jet Plane(TM), based on a PBS television show, videos and children's books of the same name. Our business model is based on the expansion of core brands, while developing new brands through internal product development, favorable licensing agreements and prudent acquisitions. Our growth strategy is based on diversifying distribution channels, while creating and increasing brand equity.

         We sell our educational toy product lines under the umbrella name "Action Products(TM)." Our marketing and promotion communications focus on our individual brands such as, Space Voyagers(R), Climb@tron(TM), I DIG DINOSAURS(R), Woodkits(TM), Drop Zone Extreme(R), Play & Store(TM) and Jay Jay The Jet Plane(TM). Products include action figures, play-sets, activity kits and various other toys with a strategic emphasis on non-violent and educational and fun topics such as space, dinosaurs, science, and nature.

         The EarthLore(R) I DIG DINOSAURS(R) brand acquired in October 2000 continues to grow in popularity and contributed over $1.5 million to net sales in 2002. The introduction of the new Jay Jay The Jet Plane(TM) brand in the fourth quarter 2002 added another $0.4 million in net sales. Our other brands including Drop Zone Extreme(TM), Space Voyagers(R) and Play & Store(TM) contributed the remaining $4.5 million net sales in 2002.

         In addition to the development of internal brands, we actively pursue prudent acquisition opportunities and licensing arrangements. In October 2000, we acquired certain assets of Earth Lore Ltd., a privately held Canada-based maker of popular award-winning educational excavation kits for children. The acquisition provided us with an appropriate product line extension, and channels of distribution that complemented our existing bases. In 2001, we acquired a license agreement with the developers of the PBS children's show Jay Jay The Jet Plane(TM) to develop and launch our new Wooden Adventure System(TM) based on the episodes, videos and books of this popular children's series. We launched this product line in the fourth quarter 2002 to popular reception from trade and consumers.

Where are we located?

         Our mailing address and telephone number of our principal executive offices are Action Products International, Inc., 390 N. Orange Ave., Suite 2185, Orlando, Florida 32801, (407) 481-8007.

                    Questions and answers about our warrants

What is a warrant?

         We have distributed to our shareholders, at no charge, one warrant for each share of our common stock owned as of June 12, 2003. Each warrant entitles the holder to purchase one share of our common stock at an exercise price of $2.00 per share

         When you "exercise" a warrant, you choose to purchase the common stock that the warrant entitles you to purchase. You may exercise all or some of your warrants, or you may choose not to exercise any of your warrants.

Why did we make a warrant distribution?

         We made the warrant distribution to obtain additional working capital. Instead of selling shares of common stock to outside parties, our board of directors has chosen to give you the opportunity to buy more shares without diluting your interest while providing us with additional capital.

How did we arrive at the $2.00 per share exercise price?

         In determining the exercise price, our board of directors desired to offer shares at a price that would be attractive to our shareholder base relative to the current trading price of our common stock. Our board also considered the following factors, among others, in no particular order of priority:

         o our desire to increase working capital at a minimal cost to us;

         o        the historic and current market price of our common stock;

         o        general conditions in the securities market;

         o        alternatives available to us for raising capital;

         o        the amount of proceeds desired;

         o        the liquidity of our common stock; and

         o        the level of risk to our investors.

How do I exercise my warrants?

         You must properly complete the exercise notice on the back of your warrant certificate and deliver it to our warrant agent before 5:00 p.m., New York City time, on June 11, 2004. Your warrant certificate must be accompanied by proper payment for each share that you wish to purchase.

How long will I have to exercise my warrants?

         You will be able to exercise your warrants only during a limited period. If you do not exercise your warrants before 5:00 p.m., New York City time, on June 11, 2004, your warrants will expire.

After I exercise my warrants, can I change my mind?


         No. Once you send in your warrant certificate and payment, you cannot revoke the exercise of your warrant, even if you later learn information about us that you consider to be unfavorable. You should not exercise any of your warrants unless you are certain that you wish to purchase additional shares of common stock at the exercise price.

Is exercising my warrants risky?

         The exercise of your warrants involves substantial risks. Exercising your warrants means buying additional shares of our common stock, and you should carefully consider this purchase as you would other equity investments. Among other things, you should carefully consider the risks described under "Risk Factors".

Do I have to exercise any of my warrants?

         No.

What happens if I choose not to exercise my warrants?

         You will retain your current number of shares of common stock even if you do not exercise your warrants. However, if you do not exercise any of your warrants and other holders of warrants do, the percentage of our common stock that you own will diminish, and your voting and other rights will be diluted.

Can I sell or give away my warrants?

         Yes. However, we have not listed the warrants on the Nasdaq Stock Market or any other trading market. We cannot assure that any trading market will develop for the warrants.

May the company redeem the warrants?

         Yes. On 21 days prior written notice, the company may redeem all, but not less than all, of the outstanding warrants at a redemption price of $0.001 per warrant.

Has the Board of Directors made a recommendation regarding this offering?

         No.

What should I do if I want to exercise my warrants, but my warrants are held in the name of my broker, dealer or other nominee?

         If you hold your warrants through a broker, dealer or other nominee (for example, through a custodian bank), then your broker, dealer or other nominee is the record holder of the warrants you own. This record holder must exercise the warrants on your behalf for shares you wish to purchase. Therefore, you will need to have your record holder act for you. If you wish to exercise your warrants, please promptly contact the record holder of your common stock.

What fees or charges apply if I exercise my warrants?

         We are not charging you any fee or sales commission to issue shares to you if you exercise any of your warrants. We may, however, pay a soliciting broker for your exercise of your warrants. If you exercise your warrants through a record holder of your shares, such as a broker, you are responsible for paying any fees that person may charge.

What are the Federal income tax consequences of exercising my warrants?

         The exercise of your warrants are intended to be nontaxable for purposes of federal income tax. However, no ruling from the Internal Revenue Service nor an opinion of counsel will be sought. You should seek specific tax advice from your personal tax advisor.

When will I receive my new shares?

         If you exercise any of your warrants, you will receive certificates representing those shares as soon as practicable after the date of exercise. Subject to state securities laws and regulations, we have the discretion to delay distribution of any shares you may have elected to purchase by exercise of your warrants in order to comply with state securities laws.

How much money will our company receive from the exercise of warrants?

         The gross proceeds from the exercise of warrants depend on the number of shares that are purchased. If all of the warrants are exercised, we will receive gross proceeds of approximately $6.5 million.

How will our company use the proceeds from the exercise of the warrants?

         We will use any proceeds generated from the exercise of the warrants for additional working capital.

How many shares will be outstanding after the exercise of all of the warrants?

         The number of shares of common stock that will be outstanding after the exercise of all of the warrants distributed will be 6,544,184.

                              ADDITIONAL QUESTIONS

         If you have more questions, please contact either Ronald S. Kaplan, our President and Chief Executive Officer, or Warren Kaplan, our Chairperson of the Board, at (407) 481-8007 extension 723 or 718.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks and you may lose all or part of your investment.

Risks associated with our business

         We incurred significant net losses in fiscal 2002 and 2001. If we continue to incur net losses, our ability to satisfy our cash requirements may be more difficult. We incurred net losses of approximately $1.3 million and $0.5 million in fiscal 2002 and 2001, respectively. There can be no assurance that we will return to profitability in the future. If we fail to generate operating income and net income, we could have difficulty meeting our working capital requirements.

         We have substantial cash requirements and may require additional sources of funds. Additional sources of funds may not be available or available on reasonable terms. We have substantial cash requirements in connection with our operations and debt service obligations. In addition, new product development, which is key to the success of our business, is cash intensive. If the cash we generate from our operations or from our other sources is not available when needed or is insufficient to satisfy our requirements, we may require additional sources of funds. We cannot assure you that such additional sources of funds would be available on reasonable terms or at all. If we do not generate sufficient amounts of capital to meet our cash requirements at the times and on the terms required by us, our business will be adversely affected.

         Changing consumer preferences may negatively impact our product lines. As a result of changing consumer preferences, many toys are successfully marketed for only one or two years, if at all. We cannot assure you that any of our current successful products or product lines will continue to be popular with consumers for any significant period of time, or that new products and product lines will achieve an acceptable degree of market acceptance, or that if such acceptance is achieved, it will be maintained for any significant period of time. Our success is dependent upon our ability to enhance existing product lines and develop new products and product lines. The failure of our new products and product lines to achieve and sustain market acceptance and to produce acceptable margins could have a material adverse effect on our financial condition and results of operations.

         We may need additional financing. We have an agreement with Citrus Bank, pursuant to which Citrus Bank provides us with a revolving line of credit for up to $2.0 million as described in the agreement. The borrowings under the line of credit are utilized to finance accounts receivable, inventory and other operating and capital requirements. This line of credit matures June 30, 2005 and contains covenants relating to our financial condition. If we fail to maintain compliance with the financial covenants contained in the line of credit, the maturity date could be accelerated.

         Our customers' inventory management systems may cause us to produce excess inventory that may become obsolete and increase our inventory carrying costs. Most of our largest retail customers utilize an inventory management system to track sales of products and rely on reorders being rapidly filled by us and other suppliers, rather than maintaining large product inventories. These types of systems put pressure on suppliers like us to promptly fill customer orders and also shift some of the inventory risk from the retailer to suppliers. Production of excess inventory by us to meet anticipated retailer demand could result in our carrying obsolete inventory and increasing our inventory carrying costs. Similarly, if we fail to predict consumer demand for a product, we may not be able to deliver an adequate supply of products on a timely basis and will, as a result, lose sales opportunities.


         Returns and markdowns could impact our revenues. As is customary in the toy industry, we have historically permitted, on a minimum basis, certain customers to return slow-moving items for credit. We expect that we will continue to make such accommodations in the future. Any significant increase in the amount of returns could have a material adverse effect on our financial condition and results of operations.

         There are risks related to our acquisition strategy. We may, from time to time, evaluate and pursue acquisition opportunities on terms management considers favorable. A successful acquisition involves an assessment of the business condition and prospects of the acquisition target, which includes factors beyond our control. This assessment is necessarily inexact and its accuracy is inherently uncertain. In connection with such an assessment, we perform a review we believe to be generally consistent with industry practices. This review, however, will not reveal all existing or potential problems, nor will it permit us to become sufficiently familiar with the acquisition target to assess fully its deficiencies. We cannot assure you that any such acquisition would be successful or that the operations of the acquisition target could be successfully integrated with our operations. Any unsuccessful acquisition could have a material adverse effect on our financial condition and results of operations.

         We are dependent on contracts with manufacturers, most of which are short-term. We conduct substantially all of our manufacturing operations through contract manufacturers, many of which are located in the People's Republic of China (PRC), Hong Kong, Singapore and Taiwan. We generally do not have long-term contracts with our manufacturers. Foreign manufacturing is subject to a number of risks including, but not limited to, o transportation delays and interruptions, o political and economic disruptions, o the impositions of tariffs and import and export controls, and o changes in governmental policies.

         While we have not experienced any material adverse effects due to such risks to date, we cannot assure you that such events will not occur in the future and possibly result in increases in costs and delays of, or interferences with, product deliveries resulting in losses of sales and goodwill.

         We are dependent on intellectual property rights and cannot ensure that we will be able to successfully protect such rights. We rely on a combination of trademark, copyright, patent and other proprietary rights laws to protect our rights to valuable intellectual property related to our brands. We also rely on license and other agreements to establish ownership rights and to maintain confidentiality. We cannot assure you that such intellectual property rights can be successfully asserted in the future or that they will not be invalidated, circumvented or challenged. In addition, laws of certain foreign countries in which our products are sold, or in which we operate, do not protect intellectual property rights to the same extent as the laws of the U.S. The failure to protect our proprietary information and any successful intellectual property challenges or infringement proceedings against us could have a material adverse affect on our business, financial condition or results of operations.


         There are specific risks associated with international sales. We have sold products to customers in the United Kingdom, Canada, Korea, Japan, Australia and New Zealand. We expect to augment our presence in international markets. Accordingly, our business, and our ability to expand our operations internationally, is subject to various risks inherent in international business activities. We may have difficulty in safeguarding our intellectual property in countries where intellectual property laws are not well developed or are poorly enforced. General economic conditions and political conditions of various countries may be subject to severe fluctuations at any time. Such fluctuations could hinder our performance under contracts in those countries or could hinder our ability to collect for product and services delivered in those countries. Unexpected changes in foreign regulatory requirements could also make it difficult or too costly for us to conduct business internationally.

         In addition, although we have normally been successful in stipulating that our foreign customers pay in U.S. dollars, any payment provisions involving foreign currencies may result in less revenue than expected due to foreign currency rate fluctuations. Other risks associated with international operations include

         o        import and export licensing requirements,

         o        trade restrictions,

         o        changes in tariff rates,

         o        overlapping tax structures,

         o        transportation delays,

         o        currency fluctuations,

         o        potentially adverse tax consequences, and

         o        compliance with a variety of foreign laws and regulations.

         Any of the foregoing factors could have a material adverse effect on our ability to expand our international sales. Increased exposure to international markets creates new areas with which we may not be familiar and could place us in competition with new vendors. We cannot assure you that we will be successful in our efforts to compete in these international markets.

         We face potential liability from product safety claims. Products that have been or may be developed or sold by us may expose us to potential liability from personal injury or property damage claims by end-users of such products. We have never been and are not presently a defendant in any product liability lawsuit; however, we cannot assure you that such a suit will not be brought against us in the future. We currently maintain product liability insurance coverage in the amount of $1.0 million per occurrence, with a $2.0 million excess umbrella policy. We cannot assure you that we will be able to maintain such coverage or obtain additional coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Moreover, even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management's time and attention. The U.S. Consumer Products Safety Commission, or CPSC, has the authority under certain federal laws and regulations to protect consumers from hazardous goods. The CPSC may exclude from the market goods it determines are hazardous, and may require a manufacturer to repurchase such goods under certain circumstances. Some state, local and foreign governments have similar laws and regulations. In the event that such laws or regulations change or we are found in the future to have violated any such law or regulation, the sale of the relevant product could be prohibited and we could be required to repurchase such products.

         We may become subject to burdensome governmental regulation. In the U.S., we are subject to the provisions of, among other laws, the Federal Consumer Product Safety Act and the Federal Hazardous Substances Act. These acts empower the CPSC to protect the public against unreasonable risks of injury associated with consumer products, including toys and other articles. The CPSC has the authority to exclude from the market articles, which are found to be hazardous and can require a manufacturer to repair or repurchase such toys under certain circumstances. Any such determination by the CPSC is subject to court review. Violations of these acts may also result in civil and criminal penalties. Similar laws exist in some states and cities in the U.S. and in many jurisdictions throughout the world. We maintain a quality control program, including the retention of independent testing laboratories, to ensure compliance with applicable laws. We believe we are currently in substantial compliance with these laws. In general, we have not experienced difficulty complying with such regulations, and compliance has not had an adverse effect on our business.

         There are risks related to our customers' payment terms. The majority of our customers receive trade terms to which payments for products are delayed for up to 30 days and some receive up to 90 days, pursuant to various sales promotion programs. To reduce our exposure to uncollectible accounts receivable, in March 2001 we secured a business credit insurance policy to guarantee the majority of our accounts receivable. Although we have secured such a policy, the insolvency or business failure of one or more of our customers with large accounts receivable could have a material adverse affect on our future sales.

         Seasonality may affect our results of operations. Our sales have historically been seasonal in nature, reflecting peak sales in the third and fourth quarters and slower sales in the first and second quarters.

Risks associated with our warrants

         The warrants are "out-of-the-money." The warrant exercise price is higher than the recent trading prices of our common stock at the date of this prospectus. Our Board of Directors determined the warrant exercise price and approved the distribution of warrants to give our shareholders a fixed opportunity to buy additional shares without brokerage fees. However, there is no assurance that the market price of our common stock will equal or exceed the exercise price of the warrants at any time before or after the expiration time.

         The offering price was determined by our Board of Directors and bears no direct relationship to the value of our assets, financial condition or other established criteria for value. Our common stock may trade at prices above or below this price.

         Your interest in us may be diluted to the extent other warrant holders exercise warrants and you do not. If you do not exercise your warrants in full, your percentage ownership and voting rights will decrease to the extent that warrants are exercised by others. After submitting your warrant certificate and exercise price, you may not revoke your exercise and could be committed to buy shares above the prevailing market price.

         As of June 25, 2003, the trading price of the common stock was $1.90. Because the warrant exercise price is $2.00 per share, subject to adjustment, the warrants are "out-of-the-money" on the date of this prospectus. We can give no assurance that the trading price of our common stock will ever meet or exceed the warrant exercise price and, consequently, whether it will ever be profitable for the holders of warrants to exercise the warrants. If you exercise your warrants while the trading price of our common stock is less than the warrant exercise price, then you will have committed to buy shares of our common stock at a price above the prevailing market price. Once you have exercised your warrants, you may not revoke your exercise. Moreover, you may be unable to sell your shares of common stock at a price equal to or greater than the warrant exercise price you pay.

         The exercise price determined for this offering is not a indication of our value. Our board of directors set the exercise price. The exercise price does not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the exercise price as an indication of our value.

         There has been no prior market for our warrants and a public market for our warrants may not develop or be sustained. We have not applied for listing of our warrants on the Nasdaq Stock Market or any other market or exchange. We can not assure you that a public market for our warrants will ever develop. If a public market for our warrants does not develop, or if a public market does develop but is not sustained, the liquidity of your warrants may be significantly harmed.

Risks associated with investing in us

         We expect our stock price to be volatile. The market price of the shares of our common stock has been, and will likely continue to be, subject to wide fluctuations in response to several factors, such as

         o        actual or anticipated variations in our results of operations,

         o new services or product introductions by us or our competitors,

         o        changes in financial estimates by securities analysts, and

         o        conditions and trends in the consumer toy industry.

         The stock markets generally, and the Nasdaq SmallCap Market in particular, have experienced extreme price and volume fluctuations that have particularly affected the market prices of equity securities of many companies and that often have been unrelated or disproportionate to the operating performance of those companies. These market fluctuations, as well as general economic, political and market conditions such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

         If our common stock is delisted from Nasdaq, liquidity in our common stock will likely be adversely affected. Our common stock is listed for trading on the Nasdaq SmallCap Market. In order to continue to be listed on Nasdaq, however, we must meet certain criteria, including one of the following

         o        maintaining $2,500,000 in shareholders' equity,

         o        having a market capitalization of at least $35,000,000, or

         o        generating net income of $500,000.

         In addition, the minimum bid price of our common stock must be at least $1.00 per share and the market value of the public float must be at least $1,000,000. On June 25, 2003, our bid price was $1.90. The dilution to our shareholders which could be caused by the additional shares of our common stock being sold into the market could cause the per share value of our common stock to drop below the minimum bid price of $1.00. As of March 31, 2003, we had shareholders' equity of $2,736,200 but did not satisfy the requirements for market capitalization or net income. The failure to meet Nasdaq's maintenance criteria may result in the delisting of our common stock from Nasdaq, and trading, if any, in our securities would thereafter be conducted in the non-Nasdaq over-the-counter market. As a result of such delisting, you could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

         If our common stock is delisted from Nasdaq, our common stock may become subject to the penny stock rules. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 other than securities registered on certain national securities exchanges or quoted on Nasdaq provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The rules require that, prior to a transaction in a penny stock not otherwise exempt from the rules, the broker-dealer must

         o deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market,

         o provide the customer with current bid and offer quotations for the penny stock,

         o disclose the compensation of the broker-dealer and its salesperson in connection with the transaction,

         o provide the customer monthly account statements showing the market value of each penny stock held in the customer's account, and

         o make a special written determination that the penny stock is a suitable investment for the customer and receive the customer's written agreement to the transaction.


         These disclosure requirements may have the effect of reducing the liquidity of penny stocks. If our securities are subject to the penny stock rules, you may find it more difficult to sell your shares of our common stock.

         Our officers and directors control a large percentage of outstanding stock and may be able to exercise significant control. Our current officers and directors beneficially own approximately 59% of our common stock on a fully diluted basis. As a result, current management will be able to exercise significant influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

         We have implemented anti-takeover provisions that could prevent an acquisition of us at a premium price. Certain provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a take-over attempt of us. We are subject to the

"affiliated transactions" and "control share acquisition" provisions of the Florida Business Corporation Act. These provisions require, subject to certain exceptions, that an "affiliated transaction" be approved by the holders of two-thirds of the voting shares other than those beneficially owned by an "interested shareholder" or by a majority of disinterested directors. Voting rights must also be conferred on "control shares" acquired in specific control share acquisitions. Lastly, our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined form time to time by our board, of which all shares remain without designation and available for issuance. We include such preferred stock in our capitalization in order to enhance our financial flexibility. However, the issuance of large blocks of preferred stock may have a dilutive effect with respect to existing holders of our common stock.

         We depend on key personnel. Our success largely depends on a number of key employees. The loss of services of one or more of these employees could have a material adverse effect on our business. We are especially dependent upon the efforts and abilities of certain of our senior management, particularly Ronald
S. Kaplan, our President and Chief Executive Officer. Currently, we do not maintain key man life insurance on Mr. Kaplan or any other executive officer. We believe that our future success will also depend, in part, upon our ability to attract, retain and motivate qualified personnel. We cannot assure you, however, that we will be successful in attracting and retaining such personnel.

         We do not plan to pay cash dividends. We expect that we will retain all available earnings generated by our operations for the development and growth of our business. Accordingly, we do not anticipate paying any cash dividends on our common stock.

         The issuance of additional shares of common stock or the exercise of outstanding options and warrants will dilute the interests of our shareholders. As of June 27, 2003, we had 3,272,092 shares of our common stock outstanding. Our board has the ability, without further shareholder approval, to issue up to approximately 11,700,000 additional shares of common stock. Such issuance may result in a reduction of the book value or market price of our outstanding common shares. Issuance of additional common stock will reduce the proportionate ownership and voting power of the then existing shareholders. Further, if all our outstanding options and warrants are exercised, we will have approximately
7.0 million shares outstanding. Thus, the percentage of shares owned by all existing shareholders will be reduced proportionately as options and warrants are exercised.

                                 USE OF PROCEEDS

         The maximum net proceeds that we may receive from this offering, assuming payment of 10% of the gross exercise proceeds to broker-dealers for soliciting the exercise, could be up to approximately $5.85 million if all warrants are exercised.

         However, all of the warrants may not be exercised and no assurance can be given as to when or whether any warrants will be exercised, nor as to the timing of receipt or the amount of proceeds. The warrants are intended to provide shareholders an opportunity to acquire additional shares of our common stock. We are not dependent upon, nor do we expect, any material amount of proceeds from the warrants at any given time, if ever. Although there is no accurate way to determine the number of warrants that will be exercised, if any, we will use any net proceeds of the sale of our common stock from this offering for general corporate purposes.

                                  THE WARRANTS

         Below is a summary of the material terms of the warrants, as more fully described in the Warrant Agreement by and between our company and the warrant agent. The Warrant Agreement is an exhibit to the registration statement of which this prospectus is a part. A copy of the Warrant Agreement may also be obtained from our company.

General

         On June 30, 2003, we distributed to holders of our common stock, one warrant for each share of our common stock that they own on the record date of June 12, 2003. As a warrant holder, you may purchase shares of our common stock through exercise of your warrants. To purchase shares of our common stock, you must deliver one warrant for each share of our common stock you intend to purchase.

Exercising Your Warrants

         Each warrant entitles the holder to purchase one share of our common stock. You may exercise your warrants by properly completing and signing the exercise notice on the back of your warrant certificate, including, if required, a signature guarantee from an eligible institution and delivering the properly executed warrant certificate to the warrant agent, together with payment of the aggregate warrant exercise price in full. There is no minimum amount of shares that you must purchase. You may exercise your warrants in whole or in part, but no warrants may be exercised for fractional shares. A holder of warrants will not have any rights, privileges or liabilities as a shareholder prior to exercise of the warrants.

Warrant Exercise Price

         The exercise price for the warrants is $2.00 per share, payable in cash. To exercise your warrants to purchase shares of our common stock, you must deliver a properly completed and signed exercise notice on the back of your warrant certificate together with payment of the aggregate warrant exercise price to the warrant agent prior to expiration.

         We may pay a solicitation fee under certain circumstances to brokers who solicit the exercise of the warrants. If you exercise your warrant, please indicate on the exercise notice whether your exercise was solicited by a broker, and, if so, the name and firm of the broker.

Expiration Time

         The warrants will expire at 5:00 p.m., New York City Time, on June 11, 2004, the expiration time. After expiration of the warrants, all unexercised warrants will be null and void and no longer exercisable by the holder. We will not be obligated to honor any purported exercise of warrants received by the warrant agent after the expiration time, regardless of when the documents relating to such exercise were sent.

Redemption

         The warrants are redeemable by us at any time prior to their expiration date. We may redeem the warrants by giving all of the holders of our warrants 21 days' prior written notice at $0.001 per warrant.

Transfer and Warrant Agent and Registrar

         Our transfer and warrant agent and registrar for our securities is Registrar and Transfer Company. The address to which you must make any required deliveries is:

         Registrar and Transfer Company
         P.O. Box 1010
         Cranford, New Jersey 07016-1010

Distribution of Warrants

         We have distributed the warrants at no cost to those persons who were holders of outstanding shares of our common stock on June 12, 2003. No warrants will be exercisable unless at the time of exercise there is a current prospectus covering the shares of common stock issuable upon exercise of such warrants under an effective registration statement filed with the Securities and Exchange Commission and such shares have been qualified for sale or are exempt from qualification under the securities laws of the state or residence of the holder of such warrants. Although we intend to seek to have the shares of our common stock so qualified in the states where the warrants are being offered and to maintain a current prospectus relating thereto, until the expiration of the warrants, there can be no assurance that we will be able to do so.

Warrant Payments

         You must pay the warrant exercise price in full for all shares you intend to purchase by:

         o check or bank draft drawn upon a U.S. bank, or postal, telegraphic or express money order, payable to Registrar and Transfer Company, as warrant agent; or

         o wire transfer of immediately available funds to an account which the warrant agent maintains for this purpose. Please contact the warrant agent at (800) 368-5948 to obtain appropriate wiring instructions.

         The warrant exercise price will be deemed to have been received by the warrant agent only upon:

         o        clearance of any uncertified check;

         o receipt by the warrant agent of any certified check or bank draft drawn upon a U.S. bank or of a postal, telegraphic or express money order; or

         o receipt of good funds in the warrant agent's account designated in the wiring instructions provided by the warrant agent.

Anti-Dilution Protection

         The warrant exercise price and the number of shares of common stock issuable upon exercise of the each warrant will be subject to adjustment to protect against dilution in the event of stock dividends, stock splits, combinations, subdivisions, reclassifications, reorganizations, mergers, and similar corporate transactions. However, the warrants are not subject to adjustment for issuance of shares of our common stock (or securities convertible into or exercisable for our common stock) at prices below the exercise price of the warrants. Any adjustment required by the foregoing events will be determined by our Board of Directors.

Warrant Amendments

         We reserve the right to make any modification to the terms of the warrants that is not materially adverse to the holders of the warrants. Any such modification will be determined by our Board of Directors and we will cause written notice of any such modification to be sent to all record holders of the warrants which describes the modification and its effective date.

Nominee Holders

         Holders on the record date who hold shares of our common stock for the account of others, such as brokers, trustees or depositories for securities, should contact the respective beneficial owners of such shares to ascertain the intentions of the beneficial owners of such shares and to obtain instructions with respect to their warrants. If a beneficial owner so instructs, the nominee should properly complete the applicable warrant certificate and submit it to the warrant agent with the proper payment. In addition, beneficial owners of our common stock or warrants held through such nominee should contact the nominee and request the nominee to effect transactions in accordance with the beneficial owner's instructions.

Ambiguities in Exercise of the Warrants

         If you do not specify the number of warrants being exercised on your warrant certificate, or if your payment is not sufficient to pay the total warrant exercise price for all of the shares that you indicate you wish to purchase, you will be deemed to have exercised the maximum number of warrants that could be exercised for the amount of the payment that the warrant agent receives from you.

         If your payment exceeds the number of warrants you specify are being exercised on your warrant certificate, you will be deemed to have exercised the maximum number of warrants that could be exercised for the amount of payment the warrant agent receives from you, up to the aggregate number of warrants exercisable by your warrant certificate.

         Any excess payment remaining after the foregoing allocation will be returned to you by mail as soon as practicable following processing of your warrant certificate, without interest or deduction.

Interpretation

         All questions concerning the timeliness, validity, form and eligibility of any exercise of warrants will be determined by us and our determinations will be final and binding. We reserve the right, in our sole discretion, to waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as we may determine, or reject the purported exercise of any warrant. Warrants will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as we determine in our sole discretion. We reserve the right, in our sole discretion, to reject any exercise or related documents or payment not properly submitted or the acceptance of which would, in the opinion of our counsel, be unlawful. Neither we nor the warrant agent will be under any duty to give notification of any defect or irregularity in connection with the exercise of warrant certificates or incur any liability for failure to give such notification.

Risk of Loss on Delivery of Warrant Certificates and Payments

         The instructions contained in the warrant certificate should be read carefully and followed in detail. The method of delivery of warrant certificates and payment of the warrant exercise price to the warrant agent will be at the election and risk of the warrant holders but, if sent by mail it is recommended that warrant certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the warrant agent and clearance of payment at or prior to the expiration time. In addition, if you request reissuance of a warrant certificate, the delivery will be at your risk.

Exercise of Less Than All Warrants

         If you exercise your warrants for fewer than all of the shares represented by your warrant certificate, you may receive from the warrant agent a new warrant certificate representing the unexercised warrants. A new warrant certificate for the remaining warrants will be issued to you only if the warrant agent receives a properly endorsed warrant certificate from you no later than 5:00 p.m., New York City Time, on the fifth business day prior to the expiration time. The warrant agent will not issue new warrant certificates for partially exercised warrant certificates submitted after that date and time.

         Unless you make other arrangements with the agent, a new warrant certificate issued after 5:00 p.m., New York City Time, on the fifth business day before the expiration time will be held for pick-up by you at the offices of the warrant agent.

Transferability of Warrants

         In the event you desire to present your warrant certificate for registration of transfer, the assignment form included therein shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer, in form satisfactory to us and the warrant agent, duly executed by you or your attorney-in-fact duly authorized in writing. Moreover, your signature on your warrant certificate must be guaranteed by an Eligible Guarantor Institution. Please see "Signature Guarantees" below for a discussions regarding Eligible Guarantor Institutions and guaranteed signatures. The warrant agent may impose a reasonable service charge against you for any registration of transfer of your warrant certificate. You may also be required you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such transfer.

         In addition, we do not intend to apply, and are not obligated to apply, for listing of the warrants on any securities exchange, the Nasdaq Stock Market, or any other market.

Signature Guarantees

         Signatures on your warrant certificate do not need to be guaranteed unless you desire to transfer any or all of your warrants in a manner permitted in this offering. If your shares are being transferred in a manner permitted, then your signature on each warrant certificate must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, and required under the standards and procedures adopted by the warrant agent. Eligible Guarantor Institutions include banks, brokers, dealers, credit unions, national securities exchanges and savings associations, each as defined.

No Revocation

         Once you exercise your warrants, you may not revoke that exercise. Warrants not exercised prior to their expiration will be null and void as of and after such time.

No Board Recommendation

         Our Board of Directors does not make any recommendation to you about whether you should exercise any warrants. If you exercise warrants, you risk investment loss on money invested. We cannot assure you that anyone purchasing shares of our common stock will be able to sell those shares in the future at a higher price. An investment in our common stock must be made in accordance with your evaluation of your own best interest.

Issuance of Stock Certificates

         Stock certificates for shares purchased in the offering will be issued to you as soon as practicable after your due exercise of your warrants. Registrar & Transfer Company will deliver payment of the warrant exercise price to us only after the issuance of stock certificates to those exercising warrants.

         If you exercise warrants, you will have no rights as a shareholder until certificates representing the shares you purchased are issued. Shares purchased by the exercise of warrants will be registered in the name of the person exercising the warrants.

State and Foreign Securities Law

         The warrants may not be exercised by any person, and neither this prospectus nor the warrant certificate shall constitute an offer to sell or a solicitation of an offer to purchase any shares of our common stock, in any jurisdiction in which such transactions would be unlawful. We believe that no action has been taken in any jurisdiction outside the United States to permit offers and sales of the warrants or the offer, sale or distribution of the shares of our common stock outside the United

States. Consequently, we may reject the exercise of warrants by any holder of warrants outside the United States. We may also reject the exercise of warrants by holders in jurisdictions within the United States, and we may refuse to distribute warrants to any person, if we should determine that we may not lawfully issue securities to such person. We may do so even if we could qualify the securities for sale or distribution by taking other actions or modifying the terms of the offering or the distribution in such jurisdictions, which we may decline to do in our sole discretion. In such event, warrant holders who are residents of these jurisdictions will not be eligible to exercise the warrants.

Regulatory Limitation

         We will not be required to issue shares pursuant to this offering to anyone who, in our opinion, would be required to obtain prior clearance or authorization from any state or federal regulatory authorities to own or control such shares if such clearance or authorization has not been obtained at the expiration of this offering.

Questions or Requests for Assistance

         If you have questions about this offering, including questions about the procedure for exercising warrants or requests for additional copies of this prospectus, please contact the warrant agent toll free at (800) 368-5948.

                                  LEGAL MATTERS

         The validity of the issuance of shares of common stock offered by this prospectus will be passed upon for us by Raice Paykin & Krieg, LLP. Elissa Paykin, the spouse of one of the partners of the firm, owns 237,254 shares of our common stock. Ms. Paykin is the sister of Ronald Kaplan, a director and our President and Chief Executive Officer, and is the daughter of two of our directors, Warren and Judith Kaplan.

                                     EXPERTS

         Our consolidated balance sheet as of December 31, 2002 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the two years in the period ended December 31, 2002 have been incorporated by reference in this prospectus and in the registration statement in reliance on the report of Moore Stephens Lovelace, P.A., independent auditors, given upon the authority of that firm as experts in accounting and auditing.

                       ACTION PRODUCTS INTERNATIONAL, INC.


                   3,272,092 Shares of Common Stock Underlying
                         Common Stock Purchase Warrants



                                   ----------

                                   Prospectus


                                   ----------


                                   July , 2003

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses in connection with the distribution of the securities being registered, all of which are to be paid by the registrant, are as follows:

Securities and Exchange Commission Registration Fee                       $530

Printing                                                                 3,000

Legal Fees and Expenses                                                 20,000

Accounting Fees and Expenses                                            10,000

Miscellaneous Fees and Expenses                                          1,470

Total                                                                  $35,000

-----------------
All amounts other than the registration fee are estimates.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 607.0850 of the Florida Business Corporation Act ("FBCA") generally permits each corporation to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to the corporation if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe his conduct was unlawful. In addition, the corporation may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, including any appeal thereof, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith.

         This Section also permits each corporation to further indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe his conduct was lawful or had no reasonable cause an action to believe it unlawful), (2) a transaction from which he derived an improper personal benefit, (3) an action in violation of FBCA Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of such registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

         Furthermore, FBCA Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly, (iii) a circumstance under which the liability provisions of FBCA
Section 607.0834 are applicable, (iv) in a proceeding by or in the right of a registrant to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct, or (v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness", as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

         Under Article VI of the registrant's Bylaws, the registrant has agreed to indemnify each director and officer of the registrant who it is empowered to indemnify to the fullest extent permitted by the provisions of the FBCA. The registrant's Bylaws also provide that the indemnification rights provided thereby shall not be deemed to be exclusive of any other rights to which the registrant's directors and officers may be entitled, including, without limitation, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, or otherwise.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers and directors under any of the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      Exhibits

           Exhibit No.     Description

                  5.1      Form of opinion of Raice Paykin & Krieg, LLP

                  10.1 Warrant Agreement by and between Action Products International, Inc. and Registrar & Transfer Company dated June 12, 2003.

                  23.1     Consent of Moore Stephens Lovelace, P.A.

                  23.3     Consent of Raice Paykin & Krieg, LLP (included in
                           Exhibit 5)

         (b)      Financial Statement Schedules

                  Schedules are omitted because they are either not required, are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

ITEM 17. UNDERTAKINGS

         a.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         b The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall by deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         c Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment to the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         d. The undersigned registrant hereby undertakes that:

                  (1) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective, and

                  (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on June 30, 2003.


                                      ACTION PRODUCTS INTERNATIONAL, INC.

                                      By: /S/ RONALD S. KAPLAN
                                          --------------------
                                          Name: Ronald S. Kaplan
                                          Title: Chief Executive Officer

         Known All Men by These Presents, that each person whose signature appears below does hereby constitute and appoint Ronald S. Kaplan with full power to act as his or her true and lawful attorney-in-fact and agent for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement including without limitation any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully, for all intents and purposes, as he or she could or might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on June 30, 2003.

                             By: /S/ RONALD S. KAPLAN
                                 -------------------------------------------
                                 Ronald S. Kaplan
                                 President, Chief Executive Officer and
                                 Director
                                 (principal executive officer)

                             By: /S/ ROBERT L. BURROWS
                                 -------------------------------------------
                                 Robert L. Burrows
                                 Chief Financial Officer and Secretary
                                 (principal financial officer and principal
                                 accounting officer)

                             By: /S/ WARREN KAPLAN
                                 -------------------------------------------
                                 Warren Kaplan
                                 Chairperson of the Board

                             By: /S/ JUDITH KAPLAN
                                 -------------------------------------------
                                 Judith Kaplan
                                 Director

                             By: /S/ NEIL SWARTZ
                                 -------------------------------------------
                                 Neil Swartz
                                 Director

                             By: /S/ SCOTT RUNKEL
                                 -------------------------------------------
                                 Scott Runkel
                                 Director

                                  EXHIBIT INDEX


  Exhibit No      Description

         5.1      Form of opinion of Raice Paykin & Krieg, LLP

         10.1 Warrant Agreement by and between Action Products International, Inc. and Registrar & Transfer Company dated June 12, 2003.

         23.1     Consent of Moore Stephens Lovelace, P.A.

         23.3     Consent of Raice Paykin & Krieg, LLP (included in Exhibit 5)